UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 20, 2012, the Board of Directors of Best Buy Co., Inc. (the “registrant”) approved amendments to the registrant's Amended and Restated By-Laws, effective June 20, 2012, to set the minimum threshold of ownership required for a shareholder to call a special meeting related to a change of control at 25 percent, in conformity with Minnesota Statute 302A, and to provide that such a meeting shall be called by the Chairman of the Board, the Chief Executive Officer, or the Chief Financial Officer within thirty (30) calendar days of receipt of a proper demand. Prior to the amendment, such a meeting could have been called by any shareholder or shareholders holding 10% or more of the voting shares of the registrant.

A copy of the Company's Amended and Restated By-Laws, amended as of June 20, 2012, is being filed as Exhibit No. 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2012, the registrant held its annual Regular Meeting of Shareholders. At the close of business on April 23, 2012, the record date for the determination of shareholders to vote at the Regular Meeting of Shareholders, the registrant had 342,138,443 shares of common stock issued and outstanding. The holders of 296,689,824 shares of common stock were represented either in person or by proxy at the meeting, constituting a quorum.

The preliminary results of the votes of the shareholders of the registrant are set forth below:

1.
Election of Directors. The following individuals were elected as Class 1 directors, each to serve two-year terms expiring at the registrant’s 2014 Regular Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Lisa M. Caputo	254,545,504	7,546,501	34,597,819
Kathy J. Higgins Victor	252,166,086	9,925,919	34,597,819
Gérard R. Vittecoq	254,261,835	7,830,170	34,597,819

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the fiscal year ending February 2, 2013, was ratified based upon the following votes:

For	Against	Abstain
294,306,095	1,880,528	503,201

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was not approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Votes
100,145,657	161,332,702	613,646	34,597,819

4.
Approval of Increase in Available Shares Under the Best Buy Co., Inc. 2008 Employee Stock Purchase Plan. The increase in available shares under the Best Buy Co., Inc. 2008 Employees Stock Purchase Plan, as amended, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
259,017,753	2,627,809	446,443	34,597,819

5.	Vote on Shareholder Proposal Recommending Board Declassification. The shareholder proposal recommending declassification of our Board of Directors was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
255,312,352	3,674,818	3,104,835	34,597,819

The final results of the votes of shareholders of the registrant are being tabulated and will be disclosed when available on a subsequent filing.

Item 7.01	Regulation FD.

On June 21, 2012, the registrant issued a news release discussing the response of the Board of Directors to the voting results from its Regular Meeting of Shareholders, held Thursday, June 21, 2012, and the amendment to the registrant's By-Laws.

The news release issued on June 21, 2012, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Best Buy Co., Inc. Amended and Restated By-Laws.
99.1
News release issued on June 21, 2012. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 21, 2012	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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